ROYALTY  PARTICIPATION AGREEMENT

This Royalty Participation Agreement (the “Royalty Agreement”) is entered into by and between Auriga Laboratories, Inc., a Delaware corporation, located at 5284 Adolfo Road Camarillo, California 93012, and each of its subsidiaries (collectively, the “Company”) and Prospector Capital Partners, LLC, a Delaware limited liability company, located at 3112 Windsor Road, Suite A-137, Austin, Texas 78703 (the “Investor”).

RECITALS

WHEREAS, the Company is in the business of developing, manufacturing and distributing pharmaceutical products for personal and professional use utilizing (i) dextroamphetamine or (ii) codeine or acetaminophen (the “Products”); and

WHEREAS, Company desires to issue and sell to the Investor, and the Investor has agreed to purchase from the Company a Senior Secured Promissory Note in a principal aggregate amount of $750,000 (the “Principal Financing Amount”), pursuant to that certain Senior Secured Note and Warrant Purchase Agreement and Senior Secured Promissory Note between the parties hereto and of even date herewith (the “Senior Secured Loan Agreements”); and

WHEREAS, in consideration of the provision of the Principal Financing Amount, the Company desires to pay a percentage of sales of the Products to the Investor (the “Royalty Payments”); and

WHEREAS, the Investor and the Company wish to define with precision the terms and conditions of the Royalty Payments;

THEREFORE, in consideration of the mutual considerations herein, the receipt of which is mutually acknowledged, the parties hereto agree as follows:

1.           FINANCING.  Investor shall loan the gross amount of $750,000, subject to reduction of fees payable to any third party, to the Company pursuant to the Senior Secured Loan Agreements upon execution hereof.

2.           SOURCE, AMOUNT AND TIMING OF ROYALTY PAYMENTS.

(a).           Commencing upon distribution by Investor and receipt by Company of the Principal Financing Amount, the Company shall pay to Investor non-refundable Royalty Payments consisting of seven and one-half percent (7.50%) of all “Net Sales” of the Products received by the Company until such time as the “Royalty Cap Amount” has been met.  The Royalty Payments shall be paid to the Investor within 15 days of the end of the month in which the Company receives payment for any Net Sales of the Products.

(b).           For the purposes of this Agreement, “Products” shall mean:  (i) detroamphetamine suflate oral solution subject of that certain License Agreement between Outlook Pharmaceuticals, Inc and the Company, dated November 28, 2007 (the “Outlook Agreement”) or any successor or replacement agreement to the Outlook Agreement; and (ii) Codeine APAP subject of that certain license Agreement between Mikart Pharmaceuticals, Inc and the Company, dated October 29, 2007 (the “Mikart Agreement”) or any successor or replacement agreement to the Mikart Agreement, and any and all successors,  derivative works, line extensions, upgrades, new formulations, generic versions and the like of the foregoing products.

(c).           For the purposes of this Agreement, “Royalty Cap Amount” shall mean SIX MILLION U.S. DOLLARS (U.S. $6,000,000).

(d).           For the purposes of this Agreement, “Net Sales” shall mean the total gross receipts from sale or  license of Products less the following amounts: (i) amounts reimbursed by customers, such as for insurance and shipping; (ii) promotional amounts, such as credits, cash discounts, freight discounts, rebates or promotional allowances; and; (iii) reasonable reserves taken for sales returns in accordance with Generally Accepted Accounting Principles (“GAAP”); and (iv) taxes on sale, such as sales, use, excise and other taxes. For avoidance of doubt, Net Sales shall be calculated in accordance with GAAP, consistent with revenue recognized in reporting the financial results of the Company.  The Company hereby agrees to use its commercially reasonable efforts to maximize its Net Sales during the term of this Agreement.  “Net Sales” shall also include all settlement amounts, payments and damages received by Company which result from litigation or disputes related to or arising from the sale of the Products.

3.           INFORMATION REQUIRED TO BE SUPPLIED WITH EACH PAYMENT.  With each Royalty Payment, the Company shall supply to the Investor a detailed and reasonably satisfactory accounting and reconciliation of how the Royalty Payment was calculated.  The Company agrees to have an officer certify each reconciliation and provide a reconciliation each calendar month during the term of this Agreement regardless of whether any Royalty Payment is due

4.           TERMINATION.  This Agreement shall terminate upon the payment in full of the Royalty Cap Amount.

5.           NO SALE OR ASSIGMENT BY COMPANY.  During the term of this Agreement, the Company may not (i) sell (other than ordinary course sales to customers), assign or otherwise transfer or encumber the Products, (ii) assign or otherwise transfer or encumber this Agreement, or (iii) create an obligation whereby the Company is required to pay all or a portion of Net Sales of the Products to any party in priority to the Investor, without either first (A) obtaining the prior written consent of the Investor to such sale, assignment, transfer or encumbrance, or (B) making the full payment of the Royalty Cap Amount provided for in Paragraph 2(c) above.  Notwithstanding the above, during the term of this Agreement, the Company may, with a reputable commercial bank, enter into (i) a receivables line of credit of up to $1.5 million; or (ii) a term loan of up to $1.0 million without the prior written consent of the Investor, and security interests in the name of such commercial banks shall not be deemed a violation or breach of this section.

6.           NOTICES:

If to the Company, to:

Attn: CEO and Corporate Counsel
Auriga Laboratories, Inc.
5284 Adolfo Road
Camarillo, California  93012
Facsimile: (805) 299-4932

If to Investor, to:

Attn: Manager
Prospector Capital Partners, LLC
3112 Windsor Road, Suite A-137
Austin, TX 78703
Facsimile: (866) 477-2971

7.           ASSIGNMENT BY INVESTOR.  Investor may assign a portion or all of its interest in this Agreement to an assignee.

8.           EXTRAORDINARY EVENT.  The Company agrees not to enter into a merger, sale or change of control of the Company or sale transaction involving substantially all of the Company’s assets unless the acquiring or successor entity agrees in writing to recognize the Investor’s rights under this Agreement.

9.           APPLICABLE LAW, VENUE, JURISDICTION.  All questions concerning the construction, validity, enforcement and interpretation of the Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Austin.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Austin, Texas, county of Travis for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding.  The parties hereby waive all rights to a trial by jury.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company and the Investor have caused this Royalty Participation Agreement to be duly executed and delivered as of the date first above written.

AURIGA LABORATORIES, INC.

By: __________________________________
Name: ________________________________
Title: _________________________________

Address:
5284 Adolfo Road
Camarillo, CA 93012
Fax: (805) 299-4932

PROSPECTOR CAPITAL PARTNERS, LLC

________________________________________
By: Hudson & Co., LLC
Its: Manager
Title: Authorized Person

Address:
3112 Windsor Road, Suite A-137
Austin, TX 78703
Fax: 866-477-2971